Exhibit 99.1

Cautionary Statement for Purposes of Section 22E of the Securities Exchange Act of 1934.

     Strategia Corporation wishes to caution readers that the following important factors, among others, in some cases have affected, and in the future could affect, Strategia's actual results and could cause Strategia's actual consolidated results for the third quarter of 1996 and beyond to differ materially from any forward-looking statements made by, or on behalf of, Strategia relating to, among other things, (i) the Company's strategy for expanding its business by offering outsourcing and millennium services,
(ii) estimates of the market for the Company's various services including disaster recovery planning, computer back-up services, alternate site processing, outsourcing, and millennium consulting, conversion and testing services; (iii) costs relating to new service offerings, equipment, facilities, personnel, marketing, professional fees, and legal proceedings;
(iv) the availability of internal and external sources of funding; (v) cash flow requirements and sources of funding therefor, and (iv) competitive factors. These forward-looking statements are based largely on the Company's current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from these forward-looking statements. Important factors to consider in evaluating such forward-looking statements include (i) changes in the Company's business strategy or an inability to execute its strategy due to unanticipated changes in the disaster recovery, outsourcing or millennium services markets; (ii) unanticipated working capital or other cash requirements or priorities; (iii) the availability of sources of funding at reasonable terms; (iv) changes in the cost of services due to developments relating to the availability and cost of computer equipment, software, and personnel, among other things; (v) changes in external competitive market factors or in the Company's internal budgeting process that might affect trends in the Company's results of operations; (vi) various competitive factors that may prevent the Company from competing successfully in the computer services market; and (vii) general economic conditions in North America and Europe. In light of these factors and uncertainties, there can be no assurance that the forward-looking statements contained in any statement by Strategia Corporation or on its behalf will in fact transpire.